EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Brooklyn Federal Bancorp, Inc.
Brooklyn, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-144311) of Brooklyn Federal Bancorp, Inc. and Subsidiary of our report dated January 6, 2010, relating to the consolidated financial statements, which is included in this Annual Report on Form 10-K.

                    / s / ParenteBeard LLC

ParenteBeard LLC
Clark, New Jersey
January 6, 2010